EXHIBIT 99.1

To the Board of Management and Shareholders of

NXP B.V.

High Tech Campus 60

5656 AG EINDHOVEN

Date	From	Reference
November 9, 2007	W.P.J. Keulers	op9992

Independent Auditors’ report

We have audited the accompanying special purpose statements of attributable direct revenues and expenses together with statements of assets to be sold and liabilities assumed (“Business Line Financial Statements”) of NXP B.V., (the “Company”) Cordless and IP Terminals business line (the “R42 Business Line”) as of and for the years ended December 31, 2005, the nine month period ended September 28, 2006 (“Predecessor period”) and the three month period ended December 31, 2006 (“Successor period”). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

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November 9, 2007

As discussed in Note 1, the accompanying special purpose statements of revenues and direct expenses together with statements of assets acquired and liabilities assumed of the R42 Business Line have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the R42 Business Line had been operated as an unaffiliated company. Portions of certain income and expenses represent allocations made from the Company applicable to the Company as a whole.

In our opinion, such combined financial statements present fairly, in all material respects, the assets acquired and liabilities assumed of the R42 Business Line as of December 31, 2005 and 2006, and the revenues and direct expenses for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte Accountants B.V.

Deloitte Accountants B.V.

W.P.J. Reuters

CIPT BUSINESS OF NXP B.V.

(A Carve-out of the Cordless and IP Terminal Product Line)

Statements of Attributable Direct Revenues and Expenses

in millions of euros unless otherwise stated

	For the year ended December 31, 2005	PREDECESSOR	SUCCESSOR
		For the period January 1, 2006 - September 28, 2006	For the period September 29, 2006 - December 31, 2006
Revenues	196	137	34
Revenues from NXP / Philips	—	—	—

Total revenues	196	137	34
Cost of sales	(124)	(90)	(22)
Other direct expenses	(57)	(39)	(12)

Revenues in Excess of Attributable Direct Expenses	15	8	0

The accompanying notes are an integral part of these carve-out financial statements.

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Statement of assets to be sold and liabilities to be assumed as of December 31

in millions of euros unless otherwise stated

Assets to be sold

		PREDECESSOR	SUCCESSOR
		2005	2006
Current asset
Inventories	4	18	18
Non-current asset
Property, plant and equipment, net:	5
At cost		4	4
Less accumulated depreciation		(3)	(3)

Total		19	19

The accompanying notes are an integral part of these carve-out financial statements.

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(A Carve-out of the Cordless and IP Terminal Product Line)

Liabilities to be assumed and Net Investment in Product Line

	PREDECESSOR	SUCCESSOR
	2005	2006
Liabilities	—	—
Net investment in Product Line:
NXP / Philips net investment in the Product Line	4	11
Accumulated other comprehensive income	15	8

Total net investment in Product Line	19	19
Total	19	19

The accompanying notes are an integral part of these carve-out financial statements.

As a consequence of submitting statements of assets to be sold and liabilities to be assumed the Product Line cannot prepare statements of cash flows and statements of changes in equity and comprehensive income (loss).

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Notes to the carve-out financial statements

in millions of euros unless otherwise stated

1	Background and Basis of Presentation

Background

On September 3, 2007, NXP B.V. (‘NXP’) entered into a Share and Business Sale Agreement (the ‘SBSA’) with DSP Group, Ltd. (‘DSPG Ltd.’), a wholly-owned subsidiary of DSP Group, Inc. (‘DSPG’) and DSPG pursuant to which DSPG Ltd. agreed to acquire (the ‘Acquisition’) the business and assets relating to the Cordless and IP Terminal product line of NXP (the ‘Product Line”) for an aggregate initial consideration of $270 million consisting of approximately $200 million in cash, subject to certain post closing adjustments, and the issuance of 4,186,603 shares of DSPG’s common stock. DSPG Ltd. also agreed to a contingent cash payment of up to $75 million payable based on future revenue performance of the Product Line for the first four financial quarters following the closing of the Acquisition. Pursuant to the SBSA, DSPG Ltd. and its affiliates acquired certain inventory, intellectual property rights, research and development personnel, sales personnel, customer base, fixed assets and liabilities of the Product Line. The Acquisition closed on September 4, 2007.

NXP is a leading global semiconductor company offering a broad range of semiconductors, focusing on audio and video, communications, and automotive and identification applications.

On September 29, 2006, Koninklijke Philips Electronics N.V. (‘Philips’) sold 80.1% of its semiconductors businesses, including the Product Line, to a consortium of private equity investors in a multi-step transaction. As part of this sale, Philips transferred these semiconductor businesses to NXP (formerly known as Philips Semiconductors International B.V.), a wholly owned subsidiary of Philips, on September 28, 2006.

As a result of the separation from Philips and acquisition by NXP, the statement of assets to be sold and liabilities to be assumed and statements of attributable direct revenues and expenses of the Product Line and related notes to the carve-out financial statements are presented on a Predecessor and Successor basis. The Predecessor periods reflect the carve-out financial results of the Product Line prior to the acquisition by NXP from Philips. The Successor period reflects the carve-out financial results of the Product Line after the acquisition by NXP from Philips.

Prior to the Acquisition, the Product Line operated as a part of NXP (‘Successor Periods’) / Philips (‘Predecessor Periods’). The Product Line was not a legal entity or a stand-alone business and NXP / Philips did not account the Product Line as a separate entity, subsidiary or division of its business.

Basis of Presentation

Predecessor and Successor Periods

The carve-out financial statements have been derived from the consolidated financial statements and historical accounting records of Philips (‘Predecessor Periods’) and NXP (‘Successor Period’).

Predecessor periods

The carve-out financial statements for the Predecessor periods represents the Product Line of Philips, which have been derived from the consolidated financial statements and accounting records of Philips, principally using the historical results of operations, the historical basis of assets and liabilities of the Product Line.

These allocations were made on a specifically identifiable basis or using relative percentages, as compared to Philips’ other businesses, of the Product Line’s net sales, payroll, fixed assets, inventory, net assets, excluding debt, headcount or other reasonable methods. Management believes the assumptions underlying the carve-out financial statements to be a reasonable reflection of the utilization of services provided by Philips. However, the costs the Product Line would have incurred or will incur as a separate stand-alone company may be higher or lower than the cost allocations reflected in these carve-out financial

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statements for the predecessor periods. Management has utilized the historical cost allocated by Philips where no more reliable estimate of the costs are available.

Successor period

The carve-out financial statements represent the Product Line of NXP and subsidiaries during the successor period. For the period presented, certain expenses in the carve-out financial statements include allocations from NXP. To the extent that an asset, liability, revenue or expense is identifiable and directly related to the Product Line, it is reflected in the accompanying carve-out financial statements. Direct expenses, such as general and administrative, selling and research and development, in the carve-out financial statements include allocations from NXP which have been calculated based upon revenue or headcount.

Purchase Price Accounting

Pursuant to the carve out and divestment from Philips, NXP applied purchase price accounting which was allocated to the fair value of assets acquired and liabilities assumed in accordance with SFAS 141.

NXP has substantially finalized the determination of the fair values of the assets acquired and liabilities assumed and the related allocation of purchase price. NXP has allocated the total purchase price, calculated as described above to the assets acquired and liabilities assumed based on estimated fair values. Management is responsible for determining these fair values, which reflects among other things, its consideration of valuation and appraisal reports. Revisions to the allocations of the purchase price within the time frames permitted by applicable accounting standards might affect the fair value assigned to the assets and liabilities, although no material changes to these allocations are currently expected.

Purchase price allocation to the Product Line is limited to tangible fixed assets. The allocation to the Product Line is based on a pro rata share of total NXP purchase price allocation consideration.

Carve-out Financial Statements

The accompanying carve-out financial statements have been prepared from the historical accounting records of the Product Line and present the assets acquired and the liabilities assumed as of December 31, 2006 and 2005, and the direct revenues and expenses attributable to the Product Line for the years ended December 31, 2006 and 2005 pursuant to the SBSA, including allocations of certain common expenses based upon selected criteria. US GAAP financial statements were not previously prepared for the Product Line as it had no separate legal status. Furthermore, there was no general ledger for the Product Line on a stand-alone basis and neither complete balance sheets nor complete balance sheet detail had been prepared for it. Cash management functions were part of the NXP organization and were not performed within the Product Line. Based on the foregoing and since only certain assets of Product Line have been acquired and only certain liabilities assumed, statements of operations and cash flows are not applicable. As a result, full audited financial statements are not provided.

The accompanying statements of direct revenues and expenses were prepared to present the net revenues and direct operating costs attributable to the Product Line. The statements of direct revenues and expenses do not include income tax expense, interest expenses and Predecessor corporate overhead expenses as these expenses were determined at the consolidated level of NXP and it is not practical to isolate or allocate such expenses and income to the Product Line. Management believes the assumptions and allocations underlying the statement of assets to be sold and liabilities to be assumed and the related statements of attributable direct revenues and expenses are reasonable and appropriate under the circumstances.

Management believes that the substantial efforts involved with performing an assessment for full US GAAP-conformant financial statements is not commensurate with the limited potential benefit to be derived by DSPG’s investors. Limiting the financial information as presented to the assets acquired and liabilities assumed decreases the required efforts without unduly decreasing the value of the information to DSPG’s investors.

As a result, the accompanying carve-out financial statements are not intended to be a complete presentation of the Product Line’s results of operations and financial position and they do not purport to reflect the revenues and direct operating expenses that would have resulted if the Product Line had operated as an unaffiliated independent business. Consequently, future results of operations after the separation of the Product Line from NXP will include costs and expenses to operate as a business unit of

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DSPG, and these costs and expenses may be materially different than the historical results of operations and financial position. Accordingly, the financial statements of the Product Line for these periods are not indicative of future results and financial position of DSPG inclusive of the Product Line.

2	Accounting policies and new accounting standards

Accounting policies

The carve-out financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (US GAAP). Historical cost is used as the measurement basis unless otherwise indicated.

Principles for carve-out financial statements

The carve-out financial statements include the accounts of the Product Line. The carve-out financial statements include the acquired assets and assumed liabilities of the Product Line that were transferred from NXP. All intercompany balances and transactions have been eliminated in the carve-out financial statements. Because a direct ownership relationship did not exist among the various businesses comprising Product Line, the “NXP/Philips net investment” in the Business is shown in lieu of stockholders’ equity in the financial statements and includes NXP’s/Philips investment in Product Line including intercompany transactions.

Information by Segment and Main countries

NXP is structured in four market-oriented business units: Mobile & Personal, Multimarket Semiconductors, Home and Automotive & Identification. NXP operates a shared manufacturing base, which is grouped in IC Manufacturing Operations, with the exception of manufacturing assets dedicated to Multimarket Semiconductors products, which are reported as part of this segment. The Product Line was part of the business unit Mobile and Personal. Consequently, no segment information is available at the Product Line level and it is not practical to prepare segment information at the Product Line level. Hence, segment information relating to the Product Line is omitted from the carve-out financial statements.

Foreign currencies

The functional currency of foreign entities is generally the local currency, unless the primary economic environment requires the use of another currency. When foreign entities conduct their business in economies considered to be highly inflationary, they record transactions in the Product Line’s reporting currency (the euro) instead of their local currency.

The financial statements of foreign entities are translated into euros. Assets and liabilities are translated using the exchange rates on the respective balance sheet dates. Income and expense items in the statement of attributable direct revenues and expenses are translated at weighted average exchange rates during the year. The resulting translation adjustments are recorded as a separate component of other comprehensive income (loss). Cumulative translation adjustments are recognized as income or expense upon partial or complete disposal or substantially complete liquidation of a foreign entity.

Gains and losses arising from the translation or settlement of foreign-currency-denominated monetary assets and liabilities into the local currency are recognized in income in the period in which they arise.

Inventories

Inventories are stated at the lower of cost or market. The cost of inventories comprises all costs of purchase, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. The costs of conversion of inventories include direct labor and fixed and variable production overheads, taking into account the stage of completion. The cost of inventories is determined using the first-in, first-out (FIFO) method. An allowance is made for the estimated losses due to obsolescence. This allowance is determined for groups of products based on purchases in the recent past and/or expected future demand. Individual items of inventory that have been identified as obsolete are typically disposed of within a period of three months by scrapping.

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Property, plant and equipment

Machinery, installations and test equipment is stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the expected economic life of the asset. Depreciation of special tooling is generally also based on the straight-line method. Gains and losses on the sale of property, plant and equipment are included in other business income. Costs related to repair and maintenance activities are expensed in the period in which they are incurred unless leading to an extension of the original lifetime or capacity. Machinery and equipment under capital leases are initially recorded at the present value of minimum lease payments. These assets are amortized using the straight-line method over the shorter of lease term or the estimated useful life of the asset.

Impairment or disposal tangible fixed assets

The Product Line accounts for tangible fixed assets in accordance with the provisions of SFAS No. 144, ‘Accounting for the Impairment or Disposal of Long-Lived Assets’. This Statement requires that long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset with future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Product Line determines the fair value based on discounted projected cash flows. The review for impairment is carried out at the level where discrete cash flows occur that are largely independent of other cash flows. Assets held for sale are reported at the lower of the carrying amount or fair value, less cost to sell.

Research and development

Costs of research and development are expensed in the period in which they are incurred, in conformity with SFAS No. 2, ‘Accounting for Research and Development Costs’.

Advertising

Advertising costs are expensed when incurred.

Revenue recognition

The Product Line recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or the service has been provided, the sales price is fixed or determinable, and collectibility is reasonably assured. These criteria are generally met at the time the product is shipped and delivered to the customer and, depending on the delivery conditions, title and risk have passed to the customer and acceptance of the product, when contractually required, has been obtained, or, in cases where such acceptance is not contractually required, when management has established that all aforementioned conditions for revenue recognition have been met and no further post-shipment obligations exist. Examples of the above-mentioned delivery conditions are ‘Free on Board point of delivery’ and ‘Costs, Insurance Paid point of delivery’, where the point of delivery may be the shipping warehouse or any other point of destination as agreed in the contract with the customer and where title and risk in the goods pass to the customer.

Revenues are recorded net of sales taxes, customer discounts, rebates and similar charges. For products for which a right of return exists during a defined period, revenue recognition is determined based on the historical pattern of actual returns, or in cases where such information is lacking, revenue recognition is postponed until the return period has lapsed. Return policies are typically in conformity with customary return arrangements in local markets.

Shipping and handling costs billed to customers are recognized as revenues. Expenses incurred for shipping and handling costs of internal movements of goods are recorded as cost of sales. Shipping and handling costs related to sales to third parties are reported as other direct expenses.

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Royalty income, which is generally earned based upon a percentage of sales or a fixed amount per product sold, is recognized once management can reliably estimate royalty income and has reasonable assurance that royalty income will be collected.

Benefit accounting

The Product Line accounts for the cost of pension plans and post-retirement benefits other than pensions in accordance with Statement of Financial Accounting Standard (SFAS) No. 87, Employers’ Accounting for Pensions, SFAS 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans and SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions, respectively.

The Product Line employees participate in pension and other post-retirement benefit plans that NXP / Philips has established in many countries. The Product Line has accounted for its participation in NXP / Philips sponsored pension plans in which the Product Line and other NXP / Philips businesses participate as multi-employer plans. Related assets and liabilities are not included in the Product Line’s balance sheet. See footnote 6 for further description.

Obligations for contributions to defined-contribution pension plans are recognized as an expense in the income statement as incurred.

Use of estimates

The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the carve-out financial statements in order to conform with generally accepted accounting principles. Actual results could differ from those estimates.

New accounting standards and changes

The Financial Accounting Standards Board (FASB) issued several pronouncements, of which the following were relevant to the Product Line.

In September 2006, the FASB issued SFAS Statement No. 157, Fair value measurements, which sets out a framework for measuring fair values. It applies only to fair-value measurements that are already required or permitted by other accounting pronouncements. The Statement will become effective prospectively for the Product Line from 2008 going forward. In the limited situations in which the Statement requires retrospective application this is expected not to be applicable for the Product Line.

In September 2006, the FASB issued SFAS Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans which requires the recognization on the Product Line’s balance sheet the over-funded or under-funded status of the NXP / Philips defined benefit and post retirement plans that the Product Line employees participate as an asset or liability. For all of NXP / Philips’ defined pension benefit plans that the Product Line employees participate, the measurement date on which the funded status is determined is December 31.

SFAS 158 requires that the gains or losses and prior service costs and credits that arise during the year but are not recognized as a component of net periodic benefit cost is recognized as a component of other comprehensive income. SFAS 158 also requires the disclosure of additional information regarding certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service credits, and transition assets or obligations. Since the Product Line is not a separate entity and has not issued equity securities that trade in a public market, it is not required to adopt the provisions of SFAS 158 until the fiscal year ending December 31, 2007. The impact of adopting SFAS 158 will be dependent upon the fair value of plan assets and the projected benefit obligations determined as of December 31, 2007.

Concentration of risk

The Product Line’s sales are for a large part dependent on a limited number of customers, of which some individually exceeds 10% of total sales. Three customers individually account for more than 10% of total Product Line revenues. First customer

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accounts for 31% in 2006 (2005: 30%), second customer accounts for 14% in 2006 (2005: 18%) and third customer accounts for 10% in 2006 (2005: 10%). No other customers individually account for more than 10% of total Product Line revenues. Furthermore, the Product line is using outside suppliers of foundries for its manufacturing capacity.

3	Relationship with NXP / Philips and other related parties

Revenue

The Product Line designs and sells cordless and IP applications to other NXP / Philips businesses. Sales of goods and services to other NXP / Philips were not material for the years ended December 31, 2005 and 2006.

Costs of services and corporate functions

The Product Line participates in a variety of corporate-wide programs administered by NXP / Philips in areas such as employee benefits, information technology, intellectual property, and customs.

Furthermore, the Product Line utilizes various NXP / Philips shared services organizations for services such as:

•	Human Resource services such as payroll processing, benefits administration, recruitment and training

•	Accounting services

•	Information technology such as the cost of hardware, network and standard software applications

The costs of these services in 2006 amounting to EUR 5 (2005: EUR 5) have been charged to the Product Line based on service level agreements and other contracts that include agreements on charges against actual costs.

NXP / Philips incurred expenses to support the Product Line that were not allocated and due to the shared nature of such expenses could not be readily identified. As these amounts are not specifically identifiable and there was no methodology utilized by NXP / Philips for allocating these expenses to the Product Line such expenses are not recorded in these financial statements.

4	Inventories

Inventories are summarized as follows:

	2005	2006
Raw materials and supplies	—	—
Work in process	11	9
Finished goods	7	9

	18	18

A portion of the finished goods is stored at Customers under Consignment; the amounts are EUR 0.3 in 2005 and EUR 0.8 in 2006.

The amounts recorded above are net of an allowance for obsolescence.

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5	Property, plant and equipment

	2005	2006
Machinery and installations	3	3
Other Equipment	1	1

	4	4
Less: Accumulated Depreciation	(3)	(3)
Net Property, plant and equipment	1	1

The expected service lives were as follows:

Machinery and installations	from 5 to 10 years
Other equipment	from 3 to 10 years

Depreciation expense amounted to EUR 0.4 and EUR 0.3 in 2006 and 2005, respectively.

6	Pensions

The Product Line employees participate in employee pension plans which NXP / Philips has established in many countries in accordance with the legal requirements, customs and the local situation in the respective countries.

The majority of employees in Europe are covered by defined-benefit pension plans. The Product Line has accounted for its participation in NXP / Philips sponsored pension plans in which the Product Line and other NXP / Philips businesses participate as multi-employer plans. The amounts included in the statements of operations 2005 and 2006 were EUR 0.3 and EUR 0.4 respectively. Related assets and liabilities are not included in the Product Line’s balance sheet. The projected benefit obligation for the Product Line employees amounts to EUR 10 on December 31, 2006 and EUR 9 on December 31, 2005.

The Product Line employees also participates in NXP / Philips sponsored defined-contribution and similar types of plans for a significant number of salaried employees. The total cost of these plans amounted to EUR 0.1 in 2006 (2005: EUR 0.1).

7	Postretirement benefits other than pensions

The Product Line employees in certain countries participate in NXP / Philips sponsored plans that provide other postretirement benefits, primarily retiree healthcare benefits. NXP / Philips funds other postretirement benefit plans as claims are incurred. The costs of other postretirement benefits, with respect to the Product Line employees, have been allocated to the Product Line based upon headcount and actuarial calculations.

The amounts included in the statements of operations in 2006 and 2005 are below EUR 0.1.

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